Exhibit 10.1

ENDORSEMENT NO. 2

to the

Quota Share Reinsurance Contract
(hereinafter referred to as the “Contract”)

between

AmTrust Europe Limited, Nottingham, England
and/or
AmTrust International Underwriters Limited, Eire
(hereinafter collectively referred to as the “Reinsured”)

and

Maiden Insurance Company Ltd.
(hereinafter referred to as the “Reinsurer”)

IT IS HEREBY AGREED, effective January 1, 2012, that:

1.	The section of the Contract entitled “Treaty Detail” shall be deleted and the following substituted therefor:

The Reinsured shall cede and the Reinsurer shall accept by way of reinsurance a Quota Share percentage of the business stated in “Class and Period of Business.”

The percentage Quota Share Cession to the Reinsurer shall be Forty percent (40%). Cessions to AmTrust International Insurance Ltd. shall be deemed retained by the Reinsured.

The maximum limit of liability attaching hereunder shall be:

EUR 10,000,000 (Ten Million Euros) or currency equivalent (on a One Hundred Percent (100%) basis) per original claim any one original policy.

The Reinsured may submit risks that are not otherwise subject to this Contract, including but not limited to risks with limits greater than EUR 10,000,000, to the Reinsurer for Special Acceptance (“Acceptance”). Such risks, if accepted by the Reinsurer in its sole judgment, will be subject to the terms of this Contract except to the extent that such terms are modified in the Acceptance. For any such risks, the Reinsurer shall confirm its acceptance in writing with any modification of the Contract terms for such Acceptance. The Reinsurer's written confirmation of the Acceptance will become part of the Contract.

It is agreed that the liability of the Reinsurer on all business ceded hereunder shall commence and cease simultaneously with that of the original Policies and shall follow the original terms, clauses, conditions and settlements of the said Policies, subject to the terms and conditions of this Contract.

2.	The Reinsurer hereby confirms its acceptance of the risks set forth on Schedule A hereto.

3.	The section of the Contract entitled “Territorial Scope” shall be deleted and the following substituted therefor:

“The territorial scope of this Contract shall be as provided in the risks ceded hereunder for insureds located in Italy (including San Marino and Vatican City) and France (including Monaco).

All other terms and conditions of the Contract as previously amended shall remain unchanged except to the degree necessary to give effect to the changes made herein.

IN WITNESS WHEREOF, the Parties hereto, by respective duly authorized representatives have executed this Endorsement as of the dates set forth below:

AmTrust Europe Limited

By: /s/ Jeremy Cadle

Name/Title: Jeremy Cadle

Date: August 7, 2012

AmTrust International Underwriters Limited

By: /s/ Ronan Conboy

Name/Title: Ronan Conboy, CEO

Dated: August 7, 2012

Maiden Insurance Company Ltd.

By: /s/ John Marshaleck

Name/Title: John Marshaleck, Executive Vice President and Secretary

Dated: August 7, 2012

SCHEDULE A

Policy	Risk	Year of Account	Policy Inception	Policy Renewal	Policy Expiry	Country	GN Total Premium	Retroactive Date	Policy Limit Per Claim	Policy Annual Aggregate
ITPMM1101031	Ospedale Valduce di Como	2,011	19-Nov-11	19-Nov-12	19-Nov-14	Italy	1,100,000	30-Sep-01	10,000,000	20,000,000
ITOMM1100430	AOU MDM DSC CSC Friuli	2,011	31-Dec-11	31-Dec-12	31-Dec-13	Italy	3,200,000	Various	7,500,000	20,000,000
ITOMM1100711	AO Treviglio Caravaggio	2,011	30-Jun-11	30-Jun-12	30-Jun-14	Italy	1,344,160	30-Jun-00	6,000,000	15,000,000
ITOMM1100718	ASP di Ragusa	2,011	31-Jul-11	31-Jul-12	31-Jul-14	Italy	1,500,000	1-Jan-06	5,200,000	30,000,000